As filed with the Securities and Exchange Commission on September 23, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COCA-COLA FEMSA, S.A.B. DE C.V.	N/A	United Mexican States	98-1041191
PROPIMEX, S. DE L. DE C.V.	N/A	United Mexican States	98-1042453
COMERCIALIZADORA LA PUREZA DE BEBIDAS, S. DE R.L. DE C.V.	LA PUREZA BEVERAGE DISTRIBUTOR LLC	United Mexican States	N/A
GRUPO EMBOTELLADOR CIMSA, S. DE R.L. DE C.V.	CIMSA BOTTLING GROUP LLC	United Mexican States	N/A
REFRESCOS VICTORIA DEL CENTRO, S. DE R.L. DE C.V.	SOFT DRINKS VICTORIA OF CENTRAL MEXICO LLC	United Mexican States	N/A
YOLI DE ACAPULCO, S. DE R.L. DE C.V.	YOLI OF ACAPULCO LLC	United Mexican States	N/A
CONTROLADORA INTERAMERICANA DE BEBIDAS, S. DE R.L.DE C.V.	INTERAMERICAN BEVERAGE HOLDING COMPANY LLC	United Mexican States	N/A
(Exact name of registrant as specified in its charter)	(Translation of registrant’s name into English)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Emplear Identification Number)
Calle Mario Pani No. 100
Colonia Santa Fe Cuajimalpa
Alcaldía Cuajimalpa de Morelos
05348, Ciudad de México, México
Telephone: (+52-55) 1519-5000
(Address and telephone number of registrants’ principal executive offices)

CT Corporation System
28 Liberty Street
New York, New York 10005
Telephone: (212) 894-8940
(Name, address and telephone number of agent for service)

Copies to:
Duane McLaughlin
Manuel Silva
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Telephone: (212) 225-2000

Approximate date of commencement of proposed sale to the public:   From time to time after this registration statement becomes effective.
If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company   ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) under the Securities Act: ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
COCA-COLA FEMSA, S.A.B. DE C.V.
DEBT SECURITIES
GUARANTEES
Debt Securities Guaranteed by
PROPIMEX, S. DE R.L. DE C.V.
COMERCIALIZADORA LA PUREZA DE BEBIDAS, S. DE R.L. DE C.V.
GRUPO EMBOTELLADOR CIMSA, S. DE R.L. DE C.V.
REFRESCOS VICTORIA DEL CENTRO, S. DE R.L. DE C.V.
YOLI DE ACAPULCO, S. DE R.L. DE C.V.
CONTROLADORA INTERAMERICANA DE BEBIDAS, S. DE R.L. DE C.V.

We may from time to time offer debt securities or guarantees of debt securities issued by others. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, the offering price and the specific manner in which they may be offered, will be described in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein and therein, before you invest in our debt securities.
We may offer and sell these debt securities or guarantees of debt securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement.

Investment in the securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and the “Risk Factors” section in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS IS SOLELY OUR RESPONSIBILITY AND HAS NOT BEEN FILED WITH, OR REVIEWED OR AUTHORIZED BY, THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR “CNBV”). THE TERMS AND CONDITIONS OF ANY OFFER OF SECURITIES WILL BE NOTIFIED TO THE CNBV FOR INFORMATIONAL PURPOSES ONLY AND SUCH NOTICE WILL NOT CONSTITUTE A CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE SECURITIES OR OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY. THE SECURITIES MAY NOT BE OFFERED OR SOLD IN MEXICO, PUBLICLY OR OTHERWISE, ABSENT AN AVAILABLE EXEMPTION UNDER THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES). IN MAKING AN INVESTMENT DECISION, ALL INVESTORS, INCLUDING ANY MEXICAN RESIDENT WHO MAY ACQUIRE THE SECURITIES FROM TIME TO TIME, MUST RELY ON THEIR OWN EXAMINATION OF COCA-COLA FEMSA, S.A.B. DE C.V. AND THE GUARANTORS AND WILL BE MADE UNDER SUCH INVESTORS’ OWN RESPONSIBILITY.
September 23, 2025

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We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to provide you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS
As used in this prospectus, “Coca-Cola FEMSA,” “we,” “our” and “us” refer to Coca-Cola FEMSA, S.A.B. de C.V. and its consolidated subsidiaries, unless the context otherwise requires or unless otherwise specified. References to “Guarantors” are to Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V., and Controladora Interamericana de Bebidas, S. de R.L. de C.V.
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may from time to time offer and sell debt securities or guarantees of debt securities issued by others in one or more offerings.
This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement, which includes this prospectus, that we filed with the SEC also includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any accompanying prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

FORWARD-LOOKING INFORMATION
Some of the information contained or incorporated by reference in this prospectus contains words such as “believe,” “expect,” “anticipate” and similar expressions that identify forward-looking statements. Use of these words reflects our views of future events and financial performance. Actual results could differ materially from those projected in these forward-looking statements as a result of various factors that may be beyond our control, including, but not limited to:
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effects on our company from changes in our relationship with The Coca-Cola Company;

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fluctuation in the prices of raw materials;

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changes or interruptions in our information technology systems;

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effects on our business from changes to our various suppliers’ business and demands;

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competition;

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significant developments in the countries where we operate;

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fluctuation in currency exchange and interest rates;

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our ability to implement our business strategy and our ability to finance capital expenditures, including our ability to successfully integrate mergers and acquisitions we have completed in recent years;

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availability of and access to technology and other inputs necessary to implement our strategy and meet our goals;

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economic, political or geopolitical conditions, including the effects of changing administrations, new domestic and foreign policies, volatility in international relations and shifting dynamics in the global economic or geopolitical landscape;

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changes in our regulatory or legal environment, including the impact of existing laws and regulations, changes thereto or the imposition of new taxes, environmental, health, labor, energy, foreign investment and/or antitrust laws or regulations impacting our business, activities and investments;

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adverse weather, natural disasters and the effects of climate change; and

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health epidemics, pandemics and similar outbreaks, including future outbreak of diseases, or the spread of existing diseases, and their effect on customer behavior and on economic, political, social and other conditions in the countries where we operate and globally.

Forward-looking statements involve inherent risks and uncertainties. Accordingly, we caution readers not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. Some of these factors are discussed under “Risk Factors” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, any reports on Form 6-K that may be incorporated by reference in this prospectus or a prospectus supplement. They include economic and political conditions and government policies in the countries in which we operate, inflation rates, exchange rates, regulatory developments, customer demand and competition. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. We caution you that the foregoing list of factors is not exclusive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements. You should evaluate any statements made by us in light of these important factors.
Forward-looking statements speak only as of their respective dates. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

COCA-COLA FEMSA
We are leaders in the beverage market in most of the countries where we operate, being the largest franchise bottler of Coca-Cola trademark products in the world by sales volume, based on publicly available filings and information of our main competitors. We operate in territories in the following countries:
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Mexico — a substantial portion of central Mexico, the southeast and northeast of Mexico.

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Guatemala.

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Nicaragua.

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Costa Rica.

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Panama.

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Colombia — most of the country.

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Brazil — a major part of the states of São Paulo and Minas Gerais, the states of Parana, Santa Catarina, Mato Grosso do Sul and Rio Grande do Sul and part of the states of Rio de Janeiro and Goias.

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Argentina — Buenos Aires and surrounding areas.

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Uruguay.

We also operate in Venezuela through our investment in Coca-Cola FEMSA de Venezuela, S.A.
Coca-Cola FEMSA is a sociedad anónima bursátil de capital variable (publicly traded stock corporation with variable capital) organized under the laws of Mexico, with its principal executive offices at Calle Mario Pani No. 100, Colonia Santa Fe Cuajimalpa, Alcaldía Cuajimalpa de Morelos, 05348, Mexico City, Mexico. Our telephone number at this location is (+52-55) 1519-5000.

RISK FACTORS
We have set forth risk factors in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus. We have also set forth below certain additional risk factors that relate specifically to securities we may offer using this prospectus. We may include further risk factors in more recent reports on Form 6-K incorporated by reference in this prospectus, or in a prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus.
Risks Relating to Debt Securities and Guarantees
There may not be a liquid trading market
If an active market for our debt securities does not develop, the price of our debt securities and the ability of a holder of debt securities to find a ready buyer will be adversely affected. We cannot assure you as to the liquidity of any trading market for our debt securities.
Creditors of our subsidiaries, other than the Guarantors, will have priority over the holders of our debt securities in claims to assets of our subsidiaries, other than the Guarantors
Unless otherwise specified in the applicable prospectus supplement, the debt securities will only be obligations of Coca-Cola FEMSA and the Guarantors, and not of any of our other subsidiaries. We conduct substantially all of our business and hold substantially all of our assets through our subsidiaries. Claims of creditors of our subsidiaries, other than the Guarantors, including trade creditors and bank and other lenders, will have priority over the holders of our debt securities in claims to assets of our subsidiaries, other than the Guarantors. Our ability to meet our obligations, including under our debt securities, will depend, in significant part, on our receipt of cash dividends, advances and other payments from our subsidiaries. In addition, our creditors may hold negotiable instruments or other instruments governed by local law that grant rights to attach our assets at the inception of judicial proceedings in the relevant jurisdiction, which attachment is likely to result in priorities benefiting those creditors when compared to the rights of holders of the debt securities.
Our debt securities and guarantees of debt securities will be effectively subordinated to our secured debt and the guarantees provided by the Guarantors will be effectively subordinated to any secured debt of the Guarantors
Our debt securities and guarantees of debt securities will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future unsubordinated debt. The debt securities will be effectively junior to any secured debt to the extent of the value of the assets securing such debt in the event that we become subject to dissolution, liquidation, reorganization (concurso mercantil), bankruptcy (quiebra) or other similar proceeding. In that event, holders of debt securities may not be able to recover any principal or interest they are due under such debt securities.
The guarantees of debt securities provided by each of the Guarantors will be senior unsecured obligations and will rank equally in right of payment with all of such Guarantor’s other existing and future unsubordinated debt. The guarantees of debt securities provided by each of the Guarantors will be effectively junior to any secured debt of such Guarantor to the extent of the value of the assets securing such debt in the event that such Guarantor becomes subject to dissolution, liquidation, reorganization (concurso mercantil), bankruptcy (quiebra) or other similar proceeding. In that event, holders of guarantees of debt securities provided by each of the Guarantors may not be able to recover any principal or interest they are due under such debt securities so guaranteed.
Judgments of Mexican courts enforcing Coca-Cola FEMSA’s or the Guarantors’ obligations under the debt securities or guarantees, as applicable, would be payable only in Mexican pesos
If proceedings were brought in Mexico seeking to enforce in Mexico Coca-Cola FEMSA’s obligations or any of the Guarantors’ obligations in respect of debt securities or guarantees thereof, whether as a result of the enforcement of a judgment or in connection with an original action, neither Coca-Cola FEMSA nor any of the Guarantors would be required to discharge their respective obligations in Mexico in a currency other than Mexican pesos. Under the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), an obligation denominated in a currency other than Mexican pesos that is payable in Mexico may be satisfied in Mexican pesos at the rate of exchange in effect on the date of payment. This rate is currently determined by the Mexican Central Bank (Banco de México) and published in the Official Gazette of the Federation (Diario Oficial de la Federación). As a result, the amount paid by Coca-Cola FEMSA or any of the Guarantors in Mexican pesos to holders of debt securities or guarantees, as applicable, may not be readily convertible into the amount of U.S. dollars or other currency that Coca-Cola FEMSA and the Guarantors are obligated to pay under the debt securities or guarantees thereof. In addition, Coca-Cola FEMSA’s and the Guarantors’ obligations to indemnify these holders against exchange losses would be unenforceable in Mexico.
Investors may experience difficulties in enforcing civil liabilities against us, the Guarantors or our and their respective directors, managers, officers and controlling persons
Coca-Cola FEMSA and each of the Guarantors is organized under the laws of Mexico, and most of their respective directors, managers, officers and controlling persons reside outside the United States. In addition, all or a substantial portion of the assets of Coca-Cola FEMSA and each of the Guarantors and the assets of our and their respective officers and controlling persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States on such persons or to enforce judgments obtained against these persons in U.S. courts, or to enforce in U.S. courts judgments obtained against these persons in courts in jurisdictions outside of the United States, in each case, including in any action based on civil liabilities under the U.S. federal securities laws. Based on the opinion of our assistant general counsel, there is doubt as to the enforceability against these persons in Mexico, whether in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the U.S. federal securities laws. Such enforceability will be subject to certain requirements provided for in the Mexican Federal Civil Procedure Code and any applicable treaties. Some of the requirements may include personal service of process and that the judgements of U.S. courts are not against Mexican public policy (orden público).
Our obligations under the debt securities would be converted in the event of bankruptcy
Under Mexico’s Law on Commercial Reorganizations (Ley de Concursos Mercantiles), if Coca-Cola FEMSA or any of the Guarantors were dissolved, liquidated, reorganized (en concurso mercantil), bankrupt (quebrado) or subject to other similar proceeding, Coca-Cola FEMSA’s and the Guarantors’ obligations under the debt securities or guarantees thereof:
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would be converted into Mexican pesos and then from Mexican pesos into inflation-adjusted units, called Unidades de Inversión;

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would be satisfied at the time claims of all Coca-Cola FEMSA’s and the Guarantors’ creditors are satisfied;

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would be subject to the outcome of, and priorities recognized in, the relevant proceedings;

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would be subject to certain statutory preferences, including tax, social security and labor claims, and claims of secured creditors;

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would cease to accrue interest; and

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would not be adjusted to take into account any depreciation of the Mexican peso against the U.S. dollar or other currency occurring after such declaration.

The guarantees may not be enforceable
The guarantee of each of the Guarantors provides a basis for a direct claim against each such Guarantor; however, it is possible that such guarantee may not be enforceable. While Mexican law does not prohibit the giving of guarantees and, as a result, does not prevent the guarantees from being valid, binding and enforceable against the Guarantors, in the event any Guarantor is declared bankrupt or becomes subject to dissolution, liquidation, reorganization (concurso mercantil), bankruptcy (quiebra) or other similar proceeding, the guarantee of such Guarantor may be deemed to have been a fraudulent transfer and declared void, if it is determined that such Guarantor did not receive adequate consideration in exchange for such guarantee. If the guarantee of any Guarantor becomes unenforceable, debt securities of Coca-Cola FEMSA would effectively be subordinated to all liabilities and other obligations of such Guarantor. In addition, under Mexican law, the enforceability of a guarantee in a Mexican court is contingent on the genuineness, validity and enforceability of any principal underlying obligations.
The collection of interest on interest may not be enforceable in Mexico
Mexican law does not permit the collection of interest on interest and, as a result, the accrual of default interest, if any, on past due ordinary interest accrued in respect of the debt securities may be unenforceable in Mexico.
Developments in other countries may affect prices for the debt securities and adversely affect our ability to raise additional financing
The market value of securities of Mexican companies is, to varying degrees, influenced by economic and securities market conditions in other emerging market countries. Although economic conditions are different in each country, investors’ reaction to developments in one country can have effects on the securities of issuers in other countries, including Mexico. Crises in other countries may diminish investor interest in securities of Mexican issuers. For example, geopolitical conflicts, including the ongoing military conflict between Israel and Hamas, as well as the ongoing military conflict involving Russia and Ukraine and the effect of the resulting economic sanctions imposed on Russia and certain Russian citizens and enterprises, could adversely affect the market value of our securities. We cannot assure you that events elsewhere, especially in emerging markets, will not adversely affect the market value of the debt securities.
Changes in our credit ratings may adversely affect your investment in the debt securities
We currently expect that, prior to issuance, the debt securities will be rated by one or more rating agencies. The ratings of credit rating agencies assigned to the debt securities will not be recommendations to purchase, hold or sell securities, inasmuch as the ratings do not comment as to market prices or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the securities, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such ratings may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant, including as a result of increases in our leverage or any decline in our operating results. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the debt securities.
Negative covenants in the indenture for the debt securities will have a limited effect
The indenture governing the debt securities and the guarantees thereof contains only limited negative covenants that apply to us and our significant subsidiaries. These covenants do not limit the amount of additional debt that we or the Guarantors may incur and do not require us or any Guarantor to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. In light of the limited negative covenants of the debt securities, our subsidiaries may incur substantial debt, and the holders of the debt securities will be structurally subordinated to that debt of our non-guarantor subsidiaries.
In addition, the limitation on liens and sales and leasebacks included in the indenture may have limited effect. Pursuant to such covenants of the indenture, subject to certain exceptions, we and our significant subsidiaries shall not create, incur, issue or assume any liens on our property to secure indebtedness for borrowed money, and shall not enter into any sale and leaseback transaction if the attributable debt thereof, in the aggregate, would exceed an aggregate amount equal to the greater of (1) U.S.$700 million and (2) 20% of our consolidated tangible assets.

USE OF PROCEEDS
Unless otherwise disclosed in a prospectus supplement with respect to a particular offering of securities, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
In this section, references to “Coca-Cola FEMSA,” “we,” “us” and “our” are to Coca-Cola FEMSA, S.A.B. de C.V. only and do not include our subsidiaries or affiliates. References to the “Guarantors” or a “Guarantor” are to Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V., and Controladora Interamericana de Bebidas, S. de R.L. de C.V. References to “holders” mean those who have debt securities registered in their names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities issued in book-entry form through the relevant depositary or in debt securities registered in street name. Owners of beneficial interests in debt securities should refer to “Form of Securities, Clearing and Settlement.”
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under a base indenture, dated as of February 5, 2010 (the “base indenture”), and supplemental indentures relating to particular series of debt securities (collectively, the “indenture”). The indenture is an agreement among Coca-Cola FEMSA, The Bank of New York Mellon, as trustee, and any other applicable party thereto.
Coca-Cola FEMSA’s debt securities will be guaranteed by each of the Guarantors, but will not be guaranteed by any other of Coca-Cola FEMSA’s subsidiaries.
The following section summarizes the material terms that are common to all series of debt securities issued by Coca-Cola FEMSA and guaranteed by the Guarantors, and to the indenture under which such securities are issued, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series. We will describe the particular terms of each series of debt securities offered in a supplement to this prospectus.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the base indenture.
The indenture and the documents relating to each series of debt securities contain the full legal text of the matters summarized in this section. Coca-Cola FEMSA has filed a copy of the base indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Coca-Cola FEMSA will file a copy of the supplemental indentures relating to particular series of debt securities with the SEC. Upon request, Coca-Cola FEMSA will provide you with a copy of the indenture. See “Where You Can Find More Information” for information concerning how to obtain a copy.
The debt securities will be issued in one or more series. The following discussion of provisions of the debt securities, including, among others, the discussion of provisions described under “— Redemption of Debt Securities,” “— Defaults, Remedies and Waiver of Defaults,” “— Modification and Waiver” and “— Defeasance,” applies to individual series of debt securities.
The Trustee
Under the indenture, the trustee has the following two main roles:
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First, the trustee can enforce the rights of holders against us if we default in respect of the debt securities and the Guarantors default in respect of the guarantees. There are some limitations on the extent to which the trustee acts on behalf of holders, which we describe under “— Defaults, Remedies and Waiver of Defaults.”

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Second, the trustee performs administrative duties for us, such as making interest payments and sending notices to holders of debt securities.

Guarantors
The Guarantors will irrevocably and unconditionally guarantee, on a joint and several basis, the full and punctual payment of principal, premium, if any, interest, additional amounts and any other amounts that may become due and payable by us in respect of the debt securities and the indenture. If we fail to pay any such amount that is due and required to be paid, you may seek payment from any Guarantor.
Ranking of the Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be our unsecured and unsubordinated obligations. As a result, the debt securities will not be secured by any of our assets or properties and will be effectively subordinated to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities will be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our non-guarantor subsidiaries in respect of assets of and revenue generated by such non-guarantor subsidiaries. In the event of a dissolution, liquidation, reorganization (concurso mercantil), bankruptcy (quiebra) or other similar proceeding by or against us, the debt securities would rank equal in right of payment with all our other existing and future unsecured and unsubordinated obligations, and junior to certain obligations given preference under applicable law, including tax, labor and social security obligations. The debt securities do not restrict our ability or the ability of our subsidiaries to incur additional indebtedness in the future.
Unless otherwise specified in the applicable prospectus supplement, with respect to each Guarantor, its guarantee of the debt securities will be the unsecured and unsubordinated obligation of such Guarantor. As a result, the guarantee of each such Guarantor will not be secured by any of the assets or properties of such Guarantor and will be effectively subordinated to all of the existing and future secured obligations of such Guarantor to the extent of the value of the assets securing such obligations. In the event of dissolution, liquidation or reorganization proceeding (concurso mercantil) or to bankruptcy (quiebra) or other similar proceeding by or against a Guarantor, the guarantee of such Guarantor would rank equal in right of payment with all other existing and future unsecured and unsubordinated obligations of such Guarantor, and junior to certain obligations given preference under applicable law, including tax, labor and social security obligations.
Stated Maturity and Maturity
The day or dates on which the principal amount of the debt securities is scheduled to become due is called the “stated maturity” of the principal of the debt securities. The principal may become due before the stated maturity by reason of redemption or acceleration after a default. The day or dates on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the dates when interest payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of the debt securities without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Rate of Interest of the Debt Securities
The debt securities will bear interest at a fixed or floating rate. If the debt securities bear interest at a floating rate, the floating interest rate formula will be based on one or more base rates plus or minus a fixed amount or multiplied by a specified percentage.
Form and Denominations
The debt securities will be issued only in registered form without coupons and in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)

The debt securities will be issued in the form of global securities, except in limited circumstances. See “Form of Securities, Clearing and Settlement.”
Further Issues
Unless otherwise specified in the applicable prospectus supplement, we reserve the right, from time to time without the consent of holders of a particular series of the debt securities, to issue additional debt securities on terms and conditions substantially identical to those of the debt securities (except for the issue date and issue price), which additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the debt securities. The additional debt securities will be treated as a single class for all purposes under the indenture and will vote together as one class on all matters with respect to the debt securities, provided that any additional debt securities shall be issued under a separate CUSIP number, ISIN and Common Code unless the additional debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series, or are issued with less than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. Unless the context otherwise requires, for all purposes of the indenture and the description of debt securities contained in this prospectus, references to the debt securities include any additional debt securities. (Section 301)
Payment Provisions
Payments on the Debt Securities
We will pay interest on the debt securities on the interest payment dates stated in the applicable prospectus supplement and at maturity. Unless otherwise specified in the applicable prospectus supplement, each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date.
For interest due on a debt security on an interest payment date, we will pay the interest to the holder in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date. For interest due, but not punctually paid or duly provided for, on any interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. (Section 306)
For principal due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at the proper place of payment. (Section 1001)
Unless otherwise specified in the applicable prospectus supplement, we will compute interest on debt securities bearing interest at a fixed rate on the basis of a 360-day year of twelve 30-day months. (Section 309)
The regular record dates relating to the interest payment dates for any debt security will be set forth in the applicable prospectus supplement.
Payments on Global Debt Securities.   For debt securities issued in global form, we will make payments on the debt securities in accordance with the applicable procedures of the depositary as in effect from time to time. (Section 1002) Under those procedures, we will make payments through the trustee or a paying agent directly to the depositary, or its nominee, as the registered holder of the global debt security and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Debt Securities.   For debt securities issued in certificated form, we will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the register maintained by the security registrar as of the close of business on the regular record date. (Section 202) In addition, if we issue debt securities in certificated form, holders of debt securities in certificated form will be able to receive payment on their debt securities at the office or agency we maintained in New York City or any other place as we may set forth in the applicable prospectus supplement. (Section 1002)

Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the base indenture or the supplemental indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the debt securities, the base indenture or the supplemental indenture. If interest on the debt securities is calculated on the basis of a 360-day year of twelve 30-day months, no interest will accrue on the postponed amount from the original due date to the next day that is a business day. (Section 114)
Unless otherwise specified in the applicable prospectus supplement, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (a) not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order, as applicable, to close and (b) in the case of debt securities issued in certificated form, a day on which banks and financial institutions are generally open for business in the location of each office of a paying agent, but only with respect to a payment to be made at the office of such paying agent. (Section 101)
Paying Agents
If we issue debt securities in certificated form, we may appoint one or more financial institutions to act as our paying agents, at whose designated offices the debt securities may be surrendered for payment at their maturity. We may add, replace or terminate paying agents from time to time; provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, we will maintain a paying agent in New York City. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as a paying agent. We must notify holders of changes in the paying agents as described under “— Notices.”
Unclaimed Payments
All money paid by us to the trustee or any paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any paying agent or anyone else. (Section 1003)
Payment of Additional Interest
We are required by Mexican law to deduct Mexican withholding taxes from payments of interest (or amounts deemed interest) to holders of debt securities who are not residents of Mexico for tax purposes as described under “Taxation — Mexican Tax Considerations.”
Subject to the limitations and exceptions described below, we will pay to holders of the debt securities all additional interest that may be necessary so that every net payment of interest or principal (including any premium paid upon redemption of the debt securities and any discount or other amount deemed interest under Mexican law), if any, to the holder will not be less than the amount provided for in the debt securities. By net payment, we mean the amount that we or our paying agent will pay the holder after we deduct or withhold an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied with respect to that payment (or the payment of such additional interest) by a Mexican taxing authority or the taxing authority of any other country under whose laws we or any successor of us (assuming the obligations of the debt securities, the base indenture and any applicable supplemental indenture following a merger, consolidation or transfer, lease or conveyance of substantially all of our assets and properties) are organized at the time of payment, except for the United States (each, a “Taxing Jurisdiction”).
Our obligation to pay additional interest is, however, subject to several important exceptions. We will not pay additional interest to or on behalf of any holder or beneficial owner, or to the trustee, for or on account of any of the following:
•
any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the holder and the Taxing Jurisdiction (other than the mere receipt of a payment or the ownership or holding of a debt security or the enforcement of rights with respect to a debt security);
•
any estate, inheritance, gift, sales, transfer, personal property or other similar tax, assessment or other governmental charge imposed with respect to the debt securities;

•
any taxes, duties, assessments or other governmental charges imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or any beneficial owner of the debt security if compliance is required by law, regulation or by an applicable income tax treaty to which such Taxing Jurisdiction is a party and which is effective, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 calendar days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that holders will be required to provide such information and identification;

•
any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the debt securities;

•
any taxes, duties, assessments or other governmental charges with respect to a debt security presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holders of such debt security would have been entitled to such additional interest on presenting such debt security for payment on any date during such 15-day period;

•
any payment on a debt security to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional interest had the beneficiary, settlor, member or beneficial owner been the holder of such debt security;

•
any taxes imposed under FATCA; and

•
any combination of the items in the bullet points above. (Section 1008)

The limitations on our obligations to pay additional interest described in the third bullet point above will not apply if the provision of information, documentation or other evidence described in the applicable bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a debt security, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, or the laws, regulations or administrative practices of any other Taxing Jurisdiction, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States/Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice. (Section 1008(a))
Applicable Mexican regulations currently allow us to withhold at a reduced rate, provided that we comply with certain information reporting requirements. Accordingly, the limitations on our obligations to pay additional interest described in the third bullet point above also will not apply with respect to any Mexican withholding taxes unless (a) the provision of the information, documentation or other evidence described in the applicable bullet point is expressly required by the applicable Mexican regulations, (b) we cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on our own through reasonable diligence and (c) we otherwise would meet the requirements for application of the applicable Mexican regulations.
In addition, the limitation described in the third bullet point above does not require that any person that is not a resident of Mexico for tax purposes, including any non-Mexican pension fund, retirement fund, tax exempt organization, financial institution or any other holder or beneficial owner of a debt security, register with, or provide information to, the Mexican Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público, or the “SHCP”), or with the Mexican Tax Administration Service (Servicio de Administración Tributaria, or the “SAT”) to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

We will remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with the applicable law of the Taxing Jurisdiction. We will also provide the trustee with documentation (which may consist of copies of such documentation) reasonably satisfactory to the trustee evidencing the payment of taxes in respect of which we have paid any additional interest. We will provide copies of such documentation to the holders of the debt securities or the relevant paying agent upon request. (Section 1008(a))
In the event that additional interest actually paid with respect to the debt securities pursuant to the preceding paragraphs is based on rates of deduction or withholding of taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto. (Section 1008(d))
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986 (as amended) (the “Code”), as in effect on the date of issuance of the applicable debt securities (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
Any reference in this prospectus, the base indenture, any applicable supplemental indenture or the debt securities to principal, premium, if any, interest or any other amount payable in respect of the debt securities by us will be deemed also to refer to any additional interest that may be payable with respect to that amount under the obligations referred to therein. (Section 1008(e))
Redemption of Debt Securities
We will not be permitted to redeem the debt securities before their stated maturity, except as set forth below. The debt securities will not be entitled to the benefit of any sinking fund — meaning that we will not deposit money on a regular basis into any separate account to repay the debt securities. In addition, holders will not be entitled to require us to repurchase their debt securities before the stated maturity. (Section 1101(a))
Optional Redemption
If so indicated in the applicable prospectus supplement, we will be entitled, at our option, to redeem some or all of the outstanding debt securities from time to time at the redemption price set forth in the applicable prospectus supplement. If the debt securities are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the prospectus supplement will specify the date or describe the conditions. In each case we will pay holders accrued and unpaid interest, if any, up to but not including, the redemption date and additional interest thereon. Debt securities, or any portion thereof called for redemption, will stop bearing interest on and after the redemption date, unless the redemption payment of such debt security is not paid to holders upon surrender. (Sections 301, 1101 and 1104)
Redemption for Taxation Reasons
If either:
•
as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico, or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after the date of the applicable pricing supplement when a series of debt securities is first issued, we would be obligated on the next succeeding interest payment date, after taking such measures as we may consider reasonable to avoid this requirement, to pay additional interest in excess of that attributable to a withholding tax rate of 4.9% with respect to the debt securities (see “— Payment of Additional Interest” and “Taxation — Mexican Tax Considerations”); or
•
in the event that we or any successor of us (assuming the obligations of the debt securities and the indenture following a merger, consolidation or transfer, lease or conveyance of substantially all of our assets and properties) are organized under the laws of any Taxing Jurisdiction other than Mexico (the date on which we or a successor become subject to any such Taxing Jurisdiction, the “Succession Date”), and as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of such Taxing Jurisdiction, or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective after the Succession Date, we would be obligated on the next succeeding interest payment date, after taking such measures as we may consider reasonable to avoid this requirement, to pay additional interest in excess of that attributable to any withholding tax rate imposed by such Taxing Jurisdiction as of the Succession Date with respect to the debt securities, then we may, at our option, redeem the debt securities, in whole but not in part, at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the outstanding principal amount of the debt securities being redeemed, plus accrued and unpaid interest and any additional interest due thereon up to but not including the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay this additional interest if a payment on the debt securities were then due and (2) at the time such notice of redemption is given such obligation to pay such additional interest remains in effect. (Section 1101(c))
Prior to the giving of any notice of redemption for taxation reasons, we will deliver to the trustee:
•
a certificate signed by one of our duly authorized representatives stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right of redemption for taxation reasons have occurred; and

•
an opinion of legal counsel (which may be our in-house counsel) of recognized standing to the effect that we have or will become obligated to pay such additional interest as a result of such change or amendment. (Section 1101(d))

This notice, after it is delivered to the holders, will be irrevocable. (Section 1102)
Covenants
The following covenants will apply for so long as any debt security remains outstanding. These covenants restrict our ability and the ability of our significant subsidiaries to enter into certain transactions. However, these covenants do not limit our ability to incur indebtedness or require us to comply with financial ratios or to maintain specified levels of net worth or liquidity. In addition, these covenants and the indenture generally do not limit the ability of our principal shareholders to reduce their ownership interest in us.
Limitation on Liens
We may not, and we may not allow any of our significant subsidiaries to, create, incur, issue or assume any liens on our or their respective property to secure debt for borrowed money where such indebtedness secured by such liens would exceed an aggregate amount equal to the greater of (1) U.S.$700 million and (2) 20% of our Consolidated Tangible Assets less, in each case, the aggregate amount of attributable debt of us and our significant subsidiaries pursuant to the first bullet point under “— Limitation on Sales and Leasebacks,” unless we secure the debt securities equally with, or prior to, the debt for borrowed money secured by such liens. This restriction will not, however, apply to the following:
•
liens on property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition and not in contemplation of such acquisition;

•
liens on any property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair; provided that such lien attaches to the property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other property;

•
liens existing on any property of any subsidiary prior to the time that the subsidiary became a subsidiary of ours or liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

•
liens on any property securing debt owed by a subsidiary of ours to us or to another of our subsidiaries;

•
liens existing on the date the debt securities are issued;

•
liens resulting from the deposit of funds or evidence of debt in trust for the purpose of defeasing our debt or the debt of any of our subsidiaries;

•
any (i) liens for taxes, assessments and other governmental charges and (ii) attachment or judgment liens, in each case, the payment of which is being contested in good faith by appropriate proceedings for which such reserves or other appropriate provision, if any, as may be required by International Financial Reporting Standards (Accounting Standards) as issued by the International Accounting Standards Board (“IFRS”) shall have been made; and

•
liens arising out of the refinancing, extension, renewal or refunding of any debt described above; provided that the aggregate principal amount of such debt is not increased and such lien does not extend to any additional property. (Section 1006)

“Consolidated Tangible Assets” means at any time the total assets (stated net of properly deductible items, to the extent not already deducted in the computation of total assets) appearing on our consolidated balance sheet less all goodwill and intangible assets appearing on such balance sheet, all determined on a consolidated basis at such time in accordance with IFRS. (Section 101)
For purposes of this covenant, the covenant set forth under “— Limitation on Sale and Leasebacks” and the events of default set forth under “— Defaults, Remedies and Waiver of Default — Events of Default,” “significant subsidiary” means any of our subsidiaries that meets the definition of significant subsidiary under Regulation S-X as promulgated by the SEC. As of December 31, 2024, our significant subsidiaries consisted of Propimex, S. de R.L. de C.V., Controladora Interamericana de Bebidas, S. de R.L. de C.V., Spal Indústria Brasileira de Bebidas, S.A., Servicios Refresqueros del Golfo, S. de R.L. de C.V. and Embotelladora Mexicana de Bebidas Refrescantes, S.de R.L. de C.V. (Section 101)
Limitation on Sales and Leasebacks
We may not, and we may not allow any of our significant subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:
•
the aggregate amount of attributable debt of us and our significant subsidiaries in respect of sale and leaseback transactions then outstanding (other than any sale and leaseback transactions permitted under the following second and third bullet points) would not exceed an aggregate amount equal to the greater of (1) U.S.$700 million or (2) 20% of our Consolidated Tangible Assets less, in each case, any secured indebtedness permitted under “— Limitation on Liens” that does not secure the debt securities equally with, or prior to, the debt for borrowed money secured by such liens; or

•
we or one of our subsidiaries, within 12 months of the sale and leaseback transaction, retire debt not owed to us or any of our subsidiaries that is not subordinated to the debt securities or invest in equipment, plant facilities or other fixed assets used in the operations of us or any of our subsidiaries, in an aggregate amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction and (2) the fair market value of the property leased. (Section 1007)

Notwithstanding the foregoing, we and/or our subsidiaries may enter into sale and leaseback transactions that solely refinance, extend, renew or refund sale and leaseback transactions permitted under the bullet points above and the restriction described in the preceding paragraph will not apply to such sale and leaseback transactions.
“Sale and leaseback transaction” means a transaction or arrangement between us or one of our subsidiaries and a bank, insurance company or other lender or investor where we or our subsidiary leases property for an initial term of three years or more that was or will be sold by us or our significant subsidiary to that lender or investor for a sale price of U.S.$5 million (or its equivalent in other currencies) or more. (Section 101)
“Attributable debt” means, with respect to any sale and leaseback transaction, the lesser of (1) the fair market value of the asset subject to such transaction and (2) the present value, discounted at a rate per annum equal to the discount rate of a capital lease obligation with a like term in accordance with IFRS, of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease. (Section 101)
Provision of Information
We will furnish the trustee with copies of our annual report and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our annual reports on Form 20-F and reports on Form 6-K, within 15 days after we file them with the SEC. In addition, we will make the same information, documents and other reports available, at our expense, to holders who so request in writing. (Section 1005)
If, in the future, we are not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Exchange Act, we will furnish to the trustee copies of the audited annual financial statements within 120 days after the end of our fiscal year and copies of the unaudited quarterly financial statements within 60 days of the end of each of the first three fiscal quarters of each year. (Section 1005)
If any of our senior executive officers becomes aware that a default or event of default or an event that with notice or the lapse of time would be an event of default has occurred and is continuing, as the case may be, we will deliver a certificate to the trustee describing the details thereof and the action we are taking or propose to take. (Section 1004)
If we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act at any time when the debt securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we will furnish to any holder of debt securities, or to any prospective purchaser designated by such holder, financial and other information described in Rule 144A(d)(4) with respect to us to the extent required to permit such holder to comply with Rule 144A in connection with any resale of debt securities held by such holder. (Section 1005)
Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of our assets and properties and may not permit any person to consolidate with or merge into us, unless all of the following conditions are met:
•
if we are not the successor person in the transaction, the successor expressly assumes our obligations under the debt securities and the indenture;

•
immediately after the transaction, no default under the debt securities has occurred and is continuing. For this purpose, “default under the debt securities” means an event of default or an event that would be an event of default with respect to the debt securities if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. See “— Defaults, Remedies and Waiver of Defaults”; and

•
we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating, among other things, that the transaction complies with the indenture. (Section 801)

If the conditions described above are satisfied, we will not have to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of our properties and assets substantially as an entirety. In addition, these conditions will apply only if we wish to merge into or consolidate with another person or sell or otherwise dispose of all or substantially all of our assets and properties. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another person, any transaction that involves a change of control of our company, but in which we do not merge or consolidate, or any transaction in which we sell or otherwise dispose of less than substantially all our assets.
A Guarantor may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and may not permit any person to consolidate with or merge into it, unless substantially the same conditions set forth above are satisfied with respect to such Guarantor.
Defaults, Remedies and Waiver of Defaults
Holders will have special rights if an event of default with respect to the debt securities they hold occurs and is not cured, as described below.
Events of Default
Each of the following will be an “event of default” with respect to any series of the debt securities:
•
we fail to pay interest on any debt security within 30 days after its due date;

•
we fail to pay the principal or premium, if any, of any debt security on its due date;

•
we remain in breach of any covenant in the indenture for the benefit of holders of the debt securities of any series, for 90 days after we receive a notice of default (sent by the trustee at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of that series to us or by the holders of at least 25% in principal amount of the outstanding debt securities of that series to us and the trustee) stating that we are in breach;

•
we or any of our significant subsidiaries experience a default or event of default under any instrument relating to debt, prior to its maturity, that results in the failure to pay principal, or in the acceleration, of an aggregate principal amount equal to or greater than U.S.$100 million (or its equivalent in other currencies);

•
a final judgment is rendered against us or any of our significant subsidiaries in an aggregate amount in excess of U.S.$50 million (or its equivalent in other currencies) that is not discharged or bonded in full within 90 days, and we or any of our significant subsidiaries remain in default for 10 days after we receive a notice of this default (sent by the trustee at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of such series to us or by the holders of at least 25% in principal amount of the outstanding debt securities of such series to us and the trustee); or

•
we or any of our significant subsidiaries file for bankruptcy, or other events of bankruptcy, insolvency or reorganization or similar proceedings occur relating to us or any of our significant subsidiaries.

Remedies Upon Event of Default
If an event of default with respect to any series of the debt securities occurs and is not cured or waived, the trustee, at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of such series, may declare the entire principal amount of all the debt securities to be due and payable immediately, and upon any such declaration the principal, any accrued interest and any additional interest shall become due and payable. If, however, an event of default with respect to any series of debt securities occurs because of a bankruptcy, insolvency or reorganization relating to us or any of our significant subsidiaries, the entire principal amount of all the debt securities of such series and any accrued interest and any additional interest will be automatically accelerated, without any action by the trustee or any holder and any principal, interest or additional interest will become immediately due and payable. (Section 502)

Each of the situations described in the preceding paragraph is called an acceleration of the maturity of the debt securities. At any time after a declaration of acceleration with respect to any series of debt securities is made and before a judgment for payment has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (except in the event of an event of default arising from bankruptcy, insolvency or reorganization or similar proceedings) may rescind and annul such declaration and its consequences, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to such series of debt securities have been cured or waived. (Section 502)
If any event of default occurs, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use under the circumstances in conducting his or her own affairs. (Section 601)
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection, known as an indemnity, from expenses and liability. Subject to the trustee’s right to receive an indemnity that is reasonably satisfactory to it, the holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in writing in performing any other action under the indenture with respect to the debt securities. (Sections 512 and 603(e))
Before a holder of any debt securities of any series bypasses the trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:
•
the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of such series and the event of default has not been cured or waived;

•
the holders of not less than 25% in principal amount of the outstanding debt securities of such series must make a written request that the trustee take action with respect to the debt securities of such series because of the default and they or other holders must offer to the trustee indemnity satisfactory to the trustee against the cost and other liabilities incurred by complying with such request;

•
the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series must not have given the trustee directions that are inconsistent with the written request previously delivered by the holders of not less than 25% in principal amount of the outstanding debt securities of such series. (Section 507)

A holder will be entitled, however, at any time to bring a lawsuit for the payment of money due on any debt securities held by that holder on or after its due date. (Section 508)
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Waiver of Default
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive a past default for all the debt securities of such series. If this happens, the default will be treated as if it had been cured. However, no holder may waive (i) a payment default on any debt security or (ii) a covenant default by which we make any of the changes in “— Modification and Waiver — Changes Requiring Each Holder’s Approval” without obtaining approval of each affected holder of outstanding debt securities of such series. (Section 513)
Modification and Waiver
There are three types of changes we can make to the indenture, any supplemental indenture and the outstanding debt securities under the indenture.

Changes Requiring Each Holder’s Approval
The following changes cannot be made without the approval of each holder of an outstanding debt security affected by the change:
•
a change in the stated maturity of any principal or interest payment on a debt security;

•
a reduction in the principal amount, the interest rate or the redemption price for a debt security;

•
a change in our obligation to pay additional interest;

•
a change in the currency of any payment on a debt security other than as permitted by the debt security;

•
a change in the place of any payment on a debt security;

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an impairment of the holder’s right to sue for payment of any amount due on its debt security;

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a reduction in the percentage in principal amount of the debt securities needed to change the indenture or the outstanding debt securities under the indenture; and

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a reduction in the percentage in principal amount of the outstanding debt securities needed to waive our compliance with the indenture, any supplemental indenture or to waive defaults. (Section 902)

Changes Not Requiring Approval
Some changes will not require the approval of holders of debt securities. These changes are limited to specific kinds of changes, like the addition of covenants, events of default or security and other clarifications and changes that would not adversely affect the right of holders of outstanding debt securities under the indenture in any material respect. (Section 901)
Changes Requiring Majority Approval
Any other change to the indenture or the debt securities of any series will be required to be approved by the holders of a majority in principal amount of the outstanding debt securities of such series affected by the change or waiver. The required approval must be given by written consent. (Section 902)
The same majority approval will be required for us to obtain a waiver of certain of our covenants in the indenture and any supplemental indenture. Our covenants include the promises we make about merging, creating liens on our interests and entering into sale and leaseback transactions, which we describe under “— Merger, Consolidation or Sale of Assets” and “— Covenants.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, the base indenture or any supplemental indenture, as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described under “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver. (Section 1010)
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the base indenture, any supplemental indenture or the debt securities or request a waiver.
Defeasance
We may, at our option, elect to terminate (1) all of our or the Guarantors’ obligations with respect to the debt securities (“legal defeasance”), except for certain obligations, including those regarding any trust established for defeasance and obligations relating to the transfer and exchange of the debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities, the maintenance of agencies with respect to the debt securities and the rights, powers, trusts, duties, immunities and indemnities and other provisions in respect of the trustee (Sections 1201 and 1202) or (2) our or the Guarantors’ obligations under certain covenants in the indenture, so that any failure to comply with such obligations will not constitute an event of default (“covenant defeasance”) in respect of a particular series of debt securities (Sections 1201 and 1203). In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee U.S. dollars or such other currency in which the debt securities are denominated (the “securities currency”), government obligations of the United States or a government, governmental agency or central bank of the country whose currency is the securities currency, or any combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants delivered to the trustee, to pay the principal, premium, if any, and interest (including additional amounts) in respect of the debt securities then outstanding on the maturity date of the debt securities, and comply with certain other conditions, including, without limitation, the delivery of opinions of counsel as to specified tax and other matters. (Sections 1201, 1204 and 1205)
If we elect either legal defeasance or covenant defeasance with respect to any series of debt securities, we must so elect it with respect to all of the outstanding debt securities of such series. (Section 1201)
Special Rules for Actions by Holders
When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Debt Securities are Eligible for Action by Holders
Only holders of outstanding debt securities of a particular series will be eligible to vote or participate in any action by holders of such series. In addition, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for voting or taking action have been met. For these purposes, a debt security will not be “outstanding” if it has been surrendered for cancellation or if we have deposited or set aside, in trust for its holder, money for its payment or redemption. (Section 101) In addition, any debt securities owned or held by us or any of our affiliates will be disregarded and deemed not to be outstanding for these purposes.
Determining Record Dates for Action by Holders
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the base indenture or the supplemental indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt securities may be set in accordance with procedures established by the depositary from time to time. (Section 104)
Transfer Agents
We may appoint one or more transfer agents, at whose designated offices any debt securities in certificated form may be transferred or exchanged and also surrendered before payment is made at maturity. Initially, we have appointed the trustee, at its corporate trust office in New York City, as transfer agent. We may also choose to act as our own transfer agent. We must notify holders of changes in the transfer agent as described under “— Notices.” If we issue debt securities in certificated form, holders of debt securities in certificated form will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent in New York City. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer. (Sections 304 and 1002)
Notices
As long as we issue debt securities in global form, notices to be given to holders will be given to the relevant depository therefor, in accordance with its applicable policies as in effect from time to time. If we issue debt securities in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the register maintained by the security registrar, and will be deemed given when mailed. (Section 106)
Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. (Section 106)
Governing Law
The indenture, any supplemental indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, United States of America. (Section 113)
Submission to Jurisdiction
In connection with any legal action or proceeding arising out of or relating to the debt securities, the base indenture or any supplemental indenture (subject to the exceptions described below), we and the Guarantors have:
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submitted to the jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and any appellate court thereof;

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agreed that all claims in respect of such legal action or proceeding may be heard and determined in such U.S. federal or New York state court and waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right to any other jurisdiction on account of our present or future place of residence or domicile or for any other reason; and

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appointed CT Corporation System, with an office at 28 Liberty Street, New York, New York 10005, United States of America, as process agent, and such agent has accepted such appointment.

The process agent will receive, on our behalf, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such New York state or U.S. federal court sitting in New York City. Service may be made by mailing or delivering a copy of such process to us at the address specified above for the process agent. (Section 115)
A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.
In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against us or our properties in other courts where jurisdiction is independently established.
To the extent that we have or hereafter may acquire or have attributed to us any sovereign or other immunity under any law, we have agreed to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the indenture or the debt securities. (Section 115)
Currency Indemnity
We will indemnify the trustee and any holder of debt securities against any loss incurred by the trustee or such holder as a result of any judgment for any amount due under the indenture and the debt securities being expressed and paid in a currency other than the securities currency. Our obligations under the debt securities will be discharged only to the extent that the trustee or the relevant holder is able to purchase the securities currency with any other currency paid to the trustee or that holder in accordance with any judgment or otherwise. If the trustee or the holder cannot purchase the securities currency in the amount originally to be paid, we have agreed to pay the difference. The holder, however, agrees that, if the amount of the securities currency purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to us. (Section 1009)

Our Relationship with the Trustee
The Bank of New York Mellon is initially serving as the trustee for the debt securities. The Bank of New York Mellon or its affiliates may have other business relationships with us from time to time.

DESCRIPTION OF GUARANTEES
Under our guarantees of debt securities, we will irrevocably and unconditionally guarantee the full and punctual payment of principal, premium, if any, interest, additional amounts and any other amounts that may become due and payable by us in respect of the series of debt securities that were provided with our guarantees. If we fail to pay any such amount, we will pay the amount that is due and required to be paid.
Set forth below is a summary of the terms of our guarantees. This summary does not purport to be complete, and is qualified in its entirety by reference to the relevant terms of the guarantees.
Our guarantees:
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will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our other unsecured and unsubordinated obligations (including guarantees’ of subsidiaries’ indebtedness);

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will be effectively subordinated to all of our existing and future secured obligations and structurally subordinated to all existing and future liabilities of our subsidiaries; and

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do not restrict our ability or the ability of our subsidiaries to incur or guarantee additional indebtedness in the future.

We are a holding company, and our principal assets are shares that we hold in our subsidiaries. Our guarantees will not be secured by any of our assets or properties and will be effectively subordinated to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations. In the event of a dissolution, liquidation or reorganization proceeding (concurso mercantil) or to bankruptcy (quiebra) or other similar proceeding by or against us, our guarantees would rank equal in right of payment with all our other existing and future unsecured and unsubordinated obligations, and junior to certain obligations given preference under applicable law, including tax, labor and social security obligations.

FORM OF SECURITIES, CLEARING AND SETTLEMENT
Global Debt Securities Denominated in U.S. Dollars
Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.
We will issue the debt securities in global form, without interest coupons. Debt securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global debt securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s partnership nominee. Ownership of beneficial interests in each global debt security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global debt security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global debt securities).
Beneficial interests in the global debt securities may be credited within DTC to its direct and indirect participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream, Luxembourg Banking, société anonyme (“Clearstream, Luxembourg”) on behalf of the owners of such interests.
Investors may hold their interests in the global debt securities directly through DTC, Euroclear or Clearstream, Luxembourg, if they are participants in those systems, or indirectly through organizations that are participants in those systems.
Beneficial interests in the global debt securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.
Depository Trust Company
DTC has advised that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the U.S. Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Book-Entry Procedures for Global Debt Securities
Interests in the global debt securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we, the trustee, the security registrar, any paying agent, nor any transfer agent is responsible for those operations or procedures.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic computerized book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers; and banks and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or its nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global debt security:
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will not be entitled to have debt securities represented by the global debt security registered in their names;

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will not receive or be entitled to receive physical, certificated debt securities; and

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will not be considered the registered owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global debt security must rely on the procedures of DTC to exercise any rights of a holder of debt securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global debt security will be made by the trustee to DTC’s nominee as the registered holder of the global debt security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global debt security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global debt security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream, Luxembourg. To deliver or receive an interest in a global security held in a Euroclear or Clearstream, Luxembourg account, an investor must send transfer instructions to Euroclear or Clearstream, Luxembourg, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream, Luxembourg.
Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream, Luxembourg immediately following the DTC settlement date. Cash received in Euroclear or Clearstream, Luxembourg from the sale of an interest in a global debt security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.
DTC, Euroclear and Clearstream, Luxembourg have agreed to the above procedures to facilitate transfers of interests in the global debt securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Debt Securities Denominated in a Currency other than U.S. Dollars
Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of debt securities denominated in a currency other than the U.S. dollar.
We will issue the debt securities as one or more global debt securities registered in the name of a common depositary for Clearstream, Luxembourg and Euroclear. Investors may hold book-entry interests in the global debt securities through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in the debt securities and all transfers relating to the debt securities will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.
The distribution of the debt securities will be carried through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the debt securities will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds. Owners of book-entry interests in the debt securities will receive payments relating to their debt securities in U.S. dollars or such other currency in which the debt securities are denominated, as applicable. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in debt securities held by them. We have no responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.
Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the debt securities will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a debt security must rely on the procedures of the Clearstream, Luxembourg and Euroclear and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of debt securities.
This description of the clearing systems reflects our understanding of the rules and procedures of Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream, Luxembourg and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Clearstream, Luxembourg and Euroclear
Clearstream, Luxembourg has advised that it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.
Euroclear has advised that it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.
Clearance and Settlement Procedures
We understand that investors that hold their debt securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Mexico.
In addition, because of time zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States or Mexico. U.S. and Mexican investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.
Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Same-Day Settlement and Payment
The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “— Clearstream, Luxembourg and Euroclear.”
Debt Securities Denominated in Mexican Pesos
Holders of debt securities denominated in Mexican pesos may own beneficial interests in the global debt security through the facilities of S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), which is a participant in each of Clearstream, Luxembourg and Euroclear. Indeval is a privately owned securities depositary that is authorized and acts as a clearinghouse, depositary and central custodian for securities in Mexico. As such, Indeval provides settlement and transfer services and is the registration agent for Mexican securities transactions, eliminating the need for physical transfer of securities. Holders who own beneficial interests in the debt securities through Indeval may be required to certify as to their residency in accordance with the procedures of Indeval.
Certificated Debt Securities
Beneficial interests in the global debt securities may not be exchanged for debt securities in physical, certificated form unless:
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the depositary notifies us at any time that it is unwilling or unable to continue as depositary for the global debt securities and a successor depositary is not appointed within 90 days;

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the depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by us within 90 days;

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we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

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certain other events provided in the indenture occur, including the occurrence and continuance of an event of default with respect to the debt securities.

In all cases, certificated debt securities delivered in exchange for any global debt security will be registered in the names, and issued in any approved denominations, requested by the applicable depositary.
For information concerning paying agents for any debt securities in certificated form, see “Description of Debt Securities — Payment Provisions — Payments on Certificated Debt Securities.” If any of these four events occurs, we will issue the debt securities in fully certificated registered form and, thereafter, we, the trustee, the security registrar, the paying agents and the transfer agents will recognize the registered holders of the certificated debt securities as holders under the indenture.
In the event that we issue certificated debt securities under the limited circumstances described above, then holders of certificated debt securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments of principal of, interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the relevant paying agent.

Unless and until we issue the debt securities in fully-certificated, registered form,
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holders will not be entitled to receive a certificate representing our interest in the debt securities;

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all references in this prospectus or any prospectus supplement to actions by holders will refer to actions taken by a depositary upon instructions from their direct participants; and

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all references in this prospectus or in any prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary as the registered holder of the debt securities, for distribution in accordance with its policies and procedures.

TAXATION
The following summary describes the principal Mexican federal and U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities, but does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, hold or dispose of the debt securities. This summary does not describe any tax consequences arising under the laws of any state, municipality, locality or taxing jurisdiction other than the federal laws of the United States and Mexico, or U.S. and Mexican federal taxes other than income taxes.
This summary is based on the federal tax laws of Mexico and the United States (including the tax treaty entered into between Mexico and the United States described below) as in effect on the date of the registration statement, which includes this prospectus, as well as on federal rules and regulations of Mexico and regulations, rulings and decisions of the United States available on or before such date and now in effect. All of the foregoing are subject to change, which change, in the case of U.S. federal income tax law, could apply retroactively and could affect the continued validity of this summary.
Prospective purchasers of debt securities should consult their own tax advisors as to the Mexican, United States or other tax consequences of the purchase, ownership and disposition of the debt securities, including, in particular, the application to their particular situations of the tax considerations discussed below, as well as the application of state, municipal, local, foreign or other tax laws.
Mexican Tax Considerations
The following is a general summary of the principal Mexican federal income tax consequences under the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and rules and regulations thereunder, as currently in effect, of the purchase, ownership and disposition of the debt securities by a holder that is not a resident of Mexico for tax purposes and that will not hold debt securities or a beneficial interest therein in connection with the conduct of a trade or business through a permanent establishment for tax purposes in Mexico (a “foreign holder”).
For purposes of Mexican taxation, tax residency is a highly technical definition that involves the application of a number of factors. Generally, an individual is a resident of Mexico for tax purposes if he or she has established his or her home in Mexico or if his or her “center of vital interest” is located in Mexico, which is deemed to occur if any of the following are met: (i) more than 50% of such individual’s total income, in any calendar year, is from a Mexican source, or (ii) such individual’s principal center of professional activities is located in Mexico. A Mexican national that is employed by the Mexican government is deemed to be a resident of Mexico for tax purposes, even in the event that his/her center of vital interests is located outside Mexico. Unless otherwise proven, Mexican nationals are deemed residents of Mexico for tax purposes. A corporation is considered a resident of Mexico for tax purposes if it has established its principal place of business management or its effective seat of business management in Mexico. A permanent establishment in Mexico for tax purposes of a foreign person will be regarded as a resident of Mexico for tax purposes, and such permanent establishment will be required to pay taxes in Mexico in accordance with applicable tax laws, for any income attributable to such permanent establishment. However, any determination of residence should take into account the particular situation of each person or legal entity.
U.S./Mexico and Other Tax Treaties
The United States and Mexico have entered into a Convention for the Avoidance of Double Taxation (collectively, with subsequent Protocols thereto, referred to as the “tax treaty”). Provisions of the tax treaty that may affect the taxation of certain United States holders are summarized below. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters. Mexico has also entered into and is negotiating several other tax treaties that may reduce the amount of Mexican withholding tax to which payments of interest (or amounts deemed interest) on the debt securities may be subject. Prospective purchasers of debt securities should consult their own tax advisors as to the tax consequences, if any, of such treaties.
Payments of Interest, Principal and Premium in Respect of the Debt Securities
Under the Mexican Income Tax Law, payments of interest made in respect of the debt securities (including payments of principal in excess of the issue price of such debt securities, which, under Mexican law, are deemed to be interest) to a foreign holder will generally be subject to a Mexican withholding tax assessed at a rate of 4.9% if (1) the debt securities are placed through banks or broker dealers in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation, which is in effect, (2) the CNBV has been notified of the issuance of the debt securities pursuant to the Mexican Income Tax Law and Article 7 of the Mexican Securities Market Law and its regulations, and (3) the information requirements specified in the general rules of the SHCP and the SAT are satisfied (including the filing of information related to the debt securities offering and this prospectus). In the event that such requirements are not satisfied, the applicable withholding tax rate will be 10% or higher.
A higher income tax withholding rate will be applicable when a party is the beneficial owner, directly or indirectly, individually or jointly with any other related parties, of more than 5% of the aggregate amount of payments treated as interest on the debt securities, and such party is (1) a shareholder which directly or indirectly, individually or jointly with any other related parties to us, owns more than 10% of our outstanding capital stock entitled to vote or (2) an entity in which we directly or indirectly, individually or jointly with any other related parties, owns more than 20% of outstanding capital stock. For purposes of this provision, related party means any person who has an interest in the business of any other person, any person has common interests with any other person or, a third party has an interest in the business or assets of such person.
Payments of interest made with respect to the debt securities to a non-Mexican pension or retirement fund will be generally exempt from Mexican withholding taxes, provided that (1) the fund is the beneficial owner of such interest income, (2) the fund is duly established pursuant to the laws of its country of residence, (3) the relevant interest income is exempt from taxation in such country of residence of the fund, and (4) the fund provides information to us, which we can provide to the SAT, in respect of such fund’s place of residence.
We have agreed, subject to specified exceptions and limitations, to pay additional interest to the holders of debt securities in respect of the Mexican withholding taxes mentioned above. If we pay additional interest in respect of such Mexican withholding taxes, any refunds of such additional interest will be for our account. See “Description of Debt Securities — Payment of Additional Interest.”
Holders or beneficial owners of debt securities may be requested to provide certain information or documentation necessary to enable us to establish the appropriate Mexican withholding tax rate applicable to such holders or beneficial owners. In the event that the specified information or documentation concerning the holder or beneficial owner, if requested, is not provided on a timely basis, our obligations to pay additional interest may be limited as set forth under “Description of Debt Securities — Payment of Additional Interest.”
Under the Mexican Income Tax Law, payments of principal we make to a foreign holder will not be subject to any Mexican withholding or similar taxes.
Taxation of Disposition of Debt Securities
Gains realized by a foreign holder from the sale or other disposition of debt securities to another foreign holder will not be subject to Mexican taxation if certain requirements are met.
Gains resulting from the sale or other disposition of our debt securities by a foreign holder to a Mexican resident for tax purposes or to a foreign holder that has a permanent establishment in Mexico could be subject to Mexican taxation pursuant to the rules applicable to interest payments under the Mexican Income Tax Law.
The acquisition of our debt securities at a discount by a foreign holder could result in taxable deemed interest income if the seller is a Mexican resident for tax purposes or a foreign resident that has a permanent establishment in Mexico.
Other Mexican Taxes
A foreign holder is not liable for estate, gift, inheritance or similar taxes in Mexico with respect to its holdings of debt securities. There are no stamp, issue registration or similar taxes in Mexico payable by a foreign holder with respect to debt securities.

U.S. Federal Income Tax Considerations
The following is a summary of the principal U.S. federal income tax considerations that may be relevant to a U.S. Holder (as defined below) of debt securities. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in debt securities.
This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Convention for the Avoidance of Double Taxation between the United States and Mexico (together, with subsequent Protocols thereto, the “Treaty”) and regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of debt securities that will hold debt securities as capital assets and acquired such debt securities upon their original issuance at their original issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.
This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, any alternative minimum tax or the Medicare tax on net investment income or special timing considerations under Section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.
This discussion does not address all of the tax considerations that may be relevant to particular issuances of debt securities, such as debt securities that are not issued with less than a de minimis amount of original issue discount, are issued at a price that is greater than their stated principal amount, or are denominated in a currency other than the U.S. dollar. For information regarding any such special tax considerations relevant to particular issuances, you should read the applicable prospectus supplement.
As used herein, a “U.S. holder” is a beneficial owner of a debt security that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the debt securities.
Payments of Interest and Additional Interest
Payments of the gross amount of stated interest and additional interest (as defined in “Description of Debt Securities — Payment of Additional Interest”) with respect to a debt security, i.e., including amounts withheld in respect of Mexican withholding taxes, will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the U.S. holder’s regular method of tax accounting.
Subject to generally applicable limitations and conditions, Mexican interest withholding tax paid at the appropriate rate applicable to the U.S. holder may be eligible for credit against such U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include requirements adopted by the U.S. Internal Revenue Service (“IRS”) in regulations promulgated in December 2021 and any Mexican tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. In the case of a U.S. holder that either (i) is eligible for, and properly elects, the benefits of the Treaty, or (ii) consistently elects to apply a modified version the these rules under temporary guidance and complies with specific requirements set forth in such guidance, the Mexican tax on interest generally will be treated as meeting the new requirements and therefore as a creditable tax. In the case of all other U.S. holders, the application of these requirements to the Mexican tax on interest is uncertain and we have not determined whether these requirements have been met. If the Mexican interest tax is not a creditable tax for a U.S. holder or the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes, for any foreign income taxes paid or accrued in the same taxable year, the U.S. holder may be able to deduct the Mexican tax in computing such U.S. holder’s taxable income for U.S. federal income tax purposes. Interest and additional interest (as defined in “Description of Debt Securities — Payment of Additional Interest”) will constitute income from sources without the United States and, for U.S. holders that elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes.
The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. holder’s particular circumstances and involve the application of complex rules to those circumstances. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular situations.
Sale, Exchange or Retirement of Debt Securities
Upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such debt security. A U.S. holder’s tax basis in a debt security will generally equal the cost of the debt security to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year as of the time of disposition. Long-term capital gains recognized by an individual U.S. holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.
A U.S. holder generally will not be entitled to credit any Mexican tax imposed on the sale or other disposition of the debt securities against such U.S. holder’s U.S. federal income tax liability, except in the case of either (i) a U.S. holder that is eligible for, and properly elects to claim, the benefits of the Treaty, or (ii) a U.S. holder that consistently elects to apply a modified version of the U.S. foreign tax credit rules that is permitted under temporary guidance and complies with the specific requirements set forth in such guidance. Additionally, capital gain or loss recognized by a U.S. holder on the sale or other disposition of the debt securities generally will be U.S.-source gain or loss for U.S. foreign tax credit purposes (except to the extent that the U.S. Holder establishes the right to treat gain as foreign source income under the Treaty). Consequently, even if the withholding tax qualifies as a creditable tax, a U.S. holder who is not able to treat any gain (upon which the tax is imposed) as foreign source income under the Treaty may not be able to credit the tax against its U.S. federal income tax liability unless such credit can be applied (subject to generally applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. If the Mexican tax is not a creditable tax, or is not claimed as a credit by the U.S. holder pursuant to the Treaty, the tax would reduce the amount realized on the sale or other disposition of the debt securities even if the U.S. holder has elected to claim a foreign tax credit for other taxes in the same year. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the debt securities and any Mexican tax imposed on such sale or disposition.
Specified Foreign Financial Assets
Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or in part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the debt securities made to, and the proceeds of dispositions of debt securities effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Investors who are not “United States persons” (as defined in the Code) may be required to comply with applicable certification procedures to establish that they are exempt from such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
At the time of offering any debt securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those debt securities.
We may sell debt securities in any of three ways: (1) through underwriters or dealers; (2) directly to one or a limited number of institutional purchasers; or (3) through agents. Each prospectus supplement with respect to a series of debt securities will set forth the terms of the offering of those debt securities, including the name or names of any underwriters or agents, the price of such debt securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those debt securities may be listed.
If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates of investment banking firms represented by managing underwriters, or directly through one or more such investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the debt securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may sell debt securities either directly to one or more institutional purchasers, or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities will be named, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.
If indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the debt securities from us at the public offering price set forth in the prospectus supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Institutions with which such contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all such cases we must approve such institutions. Such contracts will be subject only to those conditions set forth in such prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of those contracts.
Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
Agents and underwriters may engage in transactions with us or perform services for us in the ordinary course of business.
No securities may be publicly offered in Mexico. Securities may be offered in Mexico solely based upon an available exemption under the Mexican Securities Market Law.

VALIDITY OF SECURITIES
Unless otherwise specified in the applicable prospectus supplement, Cleary Gottlieb Steen & Hamilton LLP will provide an opinion regarding the validity of the securities under New York law, and Carmen Beatriz Meza Aragón, our assistant general counsel, will provide an opinion regarding the authorization of the securities under Mexican law.

EXPERTS
The consolidated financial statements of Coca-Cola FEMSA, S.A.B. de C.V. appearing in its annual report on Form 20-F for the year ended December 31, 2024, and the effectiveness of Coca-Cola FEMSA, S.A.B. de C.V.’s internal control over financial reporting as of December 31, 2024, have been audited by Mancera, S.C., a member practice of Ernst & Young Global Limited, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
Coca-Cola FEMSA is a sociedad anónima bursátil de capital variable (publicly traded stock corporation with variable capital) organized under the laws of Mexico, with its principal place of business (domicilio social) in Mexico City. Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V. Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V., and Controladora Interamericana de Bebidas, S. de R.L. de C.V. are limited liability companies organized under the laws of Mexico, with their principal places of business (domicilios sociales) in Mexico City.
In addition, most of Coca-Cola FEMSA’s and the Guarantors’ directors, managers, officers and controlling persons, as well as certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce judgements obtained against these persons in U.S. courts, or to enforce in U.S. courts judgments obtained against these persons in courts in jurisdictions outside of the United States, in each case, in any action predicated upon civil liabilities under the U.S. federal securities laws. Based upon the opinion of our assistant general counsel, there is doubt as to the enforceability against directors, managers, officers and controlling persons of Coca-Cola FEMSA or the Guarantors in Mexico, whether in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the U.S. federal securities laws. Such enforceability will be subject to certain requirements provided for in the Mexican Federal Civil Procedure Code and any applicable treaties. Some of the requirements may include personal service of process and that the judgements of U.S. courts are not against Mexican public policy (orden público).

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is part of that registration statement, does not contain all of the information set forth in the registration statement. This prospectus is based on information provided by us and other sources that we believe to be reliable. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. This prospectus incorporates by reference important business and financial information about us which is not included in or delivered with this prospectus. You can obtain documents containing this information through us by contacting us at the address and telephone number set forth below under “Incorporation of Certain Information by Reference.”
Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.
Coca-Cola FEMSA is subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly files or furnishes reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. Any information we file or furnish electronically will be available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at https://investors.coca-colafemsa.com. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, even if it might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information Coca-Cola FEMSA files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of, and should be read in conjunction this prospectus, and certain later information that Coca-Cola FEMSA files with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:
•
Coca-Cola FEMSA’s annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 10, 2025 (SEC File No. 001-12260);

•
Coca-Cola FEMSA’s report on Form 6-K, furnished to the SEC on September 23, 2025 (SEC File No. 001-12260), containing a discussion of Coca-Cola FEMSA’s financial information and results as of June 30, 2025, and for the six-month periods ended June 30, 2025 and 2024;

•
any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the debt securities offered by this prospectus; and

•
any future reports on Form 6-K that we file with, or furnish to, the SEC after the date of this prospectus and prior to the termination of the offering of debt securities offered by this prospectus that are identified in such reports as being incorporated by reference in this Registration Statement on Form F-3.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Coca-Cola FEMSA at Calle Mario Pani No. 100, Colonia Santa Fe Cuajimalpa, Alcaldía Cuajimalpa de Morelos, 05348, Mexico City, Attention: Investor Relations, telephone (5255) 1519-5120.
You should rely only on the information included or incorporated by reference in this prospectus and in the applicable prospectus supplement. Coca-Cola FEMSA has not authorized anyone to provide you with different information. Coca-Cola FEMSA is not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than that on the front cover of the applicable document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.
Indemnification of Directors, Managers and Officers.

Under Mexican law, when an officer, director or manager of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. The board of directors of each registrant has also expressly determined that such registrant will indemnify its directors, managers and officers against any liability they might incur in connection with the offering of the debt securities.
Item 9.
Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.
Item 10.
Undertakings.

(a)   Each of the undersigned registrants hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   To remove from registration by means of a post-effective amendment any of the debt securities being registered which remain unsold at the termination of the offering;
(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4)

and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(6)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of a registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and (iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Exhibit Index
Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement*
4.1	Indenture dated as of February 5, 2010 among Coca-Cola FEMSA, S.A.B. de C.V., and The Bank of New York Mellon (incorporated by reference to Exhibit 2.2 to Coca-Cola FEMSA’s Annual Report on Form 20-F filed on June 10, 2010 (File No. 1-12260)).
4.2	Form of debt security (included in Exhibit 4.1).
4.3	Form of guarantee*
4.4	Fifth Supplemental Indenture dated as of November 26, 2013 among Coca-Cola FEMSA, S.A.B. de C.V., as issuer, Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Servicios Integrados Inmuebles del Golfo, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V. and Controladora Interamericana de Bebidas, S. de R.L. de C.V., as guarantors, The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent and The Bank of New York Mellon SA/NV, Dublin Branch, as Irish paying agent (incorporated by reference to Exhibit 4.1 to Coca-Cola FEMSA’s Form 6-K filed on December 5, 2013 (File No.1-12260)).
4.5	Sixth Supplemental Indenture dated as of January 21, 2014 among Coca-Cola FEMSA, S.A.B. de C.V., as issuer, Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Servicios Integrados Inmuebles del Golfo, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V. and Controladora Interamericana de Bebidas, S. de R.L. de C.V., as guarantors, The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent and The Bank of New York Mellon SA/NV, Dublin Branch, as Irish paying agent (incorporated by reference to Exhibit 4.1 to Coca-Cola FEMSA’s Form 6-K filed on January 27, 2014 (File No.1-12260)).
4.6	Seventh Supplemental Indenture dated as of November 23, 2015 among Coca-Cola FEMSA, S.A.B. de C.V., as issuer, Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V. and Controladora Interamericana de Bebidas, S. de R.L. de C.V., as guarantors, Distribuidora y Manufacturera del Valle de Mexico, S. de R.L. de C.V., as successor guarantor, and The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent (incorporated by reference to Exhibit 2.9 to Coca-Cola FEMSA’s Annual Report on Form 20-F filed on April 15, 2016 (File No. 1-12260)).
4.7	Eighth Supplemental Indenture dated as of January 22, 2020 among Coca-Cola FEMSA, S.A.B. de C.V., as issuer, Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V., Controladora Interamericana de Bebidas, S. de R.L. de C.V. and Distribuidora y Manufacturera del Valle de Mexico, S. de R.L. de C.V., as guarantors, and The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent (incorporated by reference to Exhibit 4.1 to Coca-Cola FEMSA’s Form 6-K filed on January 22, 2020 (File No. 1-12260)).
4.8	Tenth Supplemental Indenture dated as of September 1, 2020 among Coca-Cola FEMSA, S.A.B. de C.V., as issuer, Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V., Controladora Interamericana de Bebidas, S. de R.L. de C.V. and Distribuidora y Manufacturera del Valle de Mexico, S. de R.L. de C.V., as guarantors, and The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent (incorporated by reference to Exhibit 4.1 to Coca-Cola FEMSA’s 6-K filed on September 1, 2020 (File No. 1-12260)).

Exhibit Number	Description of Exhibit
4.9	Eleventh Supplemental Indenture dated as of May 6, 2025 among Coca-Cola FEMSA, S.A.B. de C.V., as issuer, Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V., and Controladora Interamericana de Bebidas, S. de R.L. de C.V., as guarantors, and The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent (incorporated by reference to Exhibit 4.1 to Coca-Cola FEMSA’s 6-K filed on May 6, 2025 (File No. 1-12260)).
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the debt securities.**
5.2	Opinion of Carmen Beatriz Meza Aragón, assistant general counsel of Coca-Cola FEMSA, S.A.B. de C.V., as to the validity of the debt securities.**
23.1	Consent of Mancera, S.C., a member of practice of Ernst & Young Global Limited.**
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).**
23.3	Consent of Carmen Beatriz Meza Aragón, assistant general counsel of Coca-Cola FEMSA, S.A.B. de C.V. (included in Exhibit 5.2).**
24.1	Powers of attorney**
25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Base Indenture dated as of February 5, 2010.**
107	Filing Fee Table**

*
To be filed by amendment or incorporated by reference. The registrants will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

**
Filed herewith.

SIGNATURES OF COCA-COLA FEMSA, S.A.B. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, Coca-Cola FEMSA, S.A.B. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on September 23, 2025.
COCA-COLA FEMSA, S.A.B. DE C.V.
By:
/s/ Camila Lopes Amaral Westin Pereira

Name:
Camila Lopes Amaral Westin Pereira

Title:
Attorney-in-Fact

By:
/s/ Allan Israel Muñoz Parra

Name:
Allan Israel Muñoz Parra

Title:
Attorney-in-Fact

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints any two of Liana Rocío Rodríguez González, Marissa Esquivel Trujillo, Allan Israel Muñoz Parra, Alejandro González Mendívil, Camila Lopes Amaral Westin Pereira and Carmen Beatriz Meza Aragón jointly as its true and lawful attorneys-in-fact, for and in its name, place and stead, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing that may be required or necessary in connection with the purpose of such power of attorney, and hereby agrees to be bound by all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Coca-Cola FEMSA, S.A.B. de C.V. on September 23, 2025.
Signature	Title
/s/ Ian Craig Ian Craig	Chief Executive Officer and Director
/s/ Gerardo Cruz Celaya Gerardo Cruz Celaya	Chief Financial Officer
/s/ Liana Rocío Rodríguez González Liana Rocío Rodríguez González	Controller
José Antonio Fernández Carbajal	Executive Chaiman of the Board of Directors
/s/ Luis Alfonso Nicolau Gutiérrez Luis Alfonso Nicolau Gutiérrez	Director
/s/ Martin Felipe Arias Yaniz Martin Felipe Arias Yaniz	Director
Ricardo Guajardo Touché	Director
/s/ Leroy Kim Leroy Kim	Director
José Henrique Cutrale	Director

Signature	Title
/s/ Francisco Zambrano Rodríguez Francisco Zambrano Rodríguez	Director
Luis Rubio Freidberg	Director
/s/ Javier Gerardo Astaburuaga Sanjines Javier Gerardo Astaburuaga Sanjines	Director
/s/ John Murphy John Murphy	Director
/s/ José Octavio Reyes Lagunes José Octavio Reyes Lagunes	Director
Claudia Lorenzo	Director
Jennifer Kay Mann	Director
/s/ Victor Alberto Tiburcio Celorio Victor Alberto Tiburcio Celorio	Director
/s/ Amy Eschliman Amy Eschliman	Director
/s/ Olga González Aponte Olga González Aponte	Director

Signature of Authorized Representative
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Coca-Cola FEMSA, S.A.B. de C.Y., has signed this registration statement in the City of Newark, State of Delaware, on September 23, 2025.
Signature	Title
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States

SIGNATURES OF PROPIMEX, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, Propimex, S. de R.L. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on September 23, 2025.
PROPIMEX, S. DE R.L. DE C.V.
By:
/s/ Camila Lopes Amaral Westin Pereira

Name:
Camila Lopes Amaral Westin Pereira

Title:
Attorney-in-Fact

By:
/s/ Allan Israel Muñoz Parra

Name:
Allan Israel Muñoz Parra

Title:
Attorney-in-Fact

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints any two of Liana Rocío Rodríguez González, Marissa Esquivel Trujillo, Allan Israel Muñoz Parra, Alejandro González Mendívil, Camila Lopes Amaral Westin Pereira and Carmen Beatriz Meza Aragón as its true and lawful attorneys-in-fact, for and in its name, place and stead, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing that may be required or necessary in connection with the purpose of such power of attorney, and hereby agrees to be bound by all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Propimex, S. de R.L. de C.V. on September 23, 2025.
Signature	Title
/s/ Javier Gerardo Astaburuaga Sanjines Javier Gerardo Astaburuaga Sanjines	Chairman of the Board of Managers
Federico José Reyes García	Vice Chairman of the Board of Managers
/s/ John Murphy John Murphy	Member of the Board of Managers

Signature of Authorized Representative
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Propimex, S. de R.L. de C.V., has signed this registration statement in the City of Newark, State of Delaware, on September 23, 2025.
Signature	Title
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States

SIGNATURES OF COMERCIALIZADORA LA PUREZA
DE BEBIDAS, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, Comercializadora La Pureza de Bebidas, S. de R.L. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on September 23, 2025.
COMERCIALIZADORA LA PUREZA DE BEBIDAS, S. DE R.L. DE C.V.
By:
/s/ Camila Lopes Amaral Westin Pereira

Name:
Camila Lopes Amaral Westin Pereira

Title:
Attorney-in-Fact

By:
/s/ Allan Israel Muñoz Parra

Name:
Allan Israel Muñoz Parra

Title:
Attorney-in-Fact

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints any two of Liana Rocío Rodríguez González, Marissa Esquivel Trujillo, Allan Israel Muñoz Parra, Alejandro González Mendívil, Camila Lopes Amaral Westin Pereira and Carmen Beatriz Meza Aragón as its true and lawful attorneys-in-fact, for and in its name, place and stead, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing that may be required or necessary in connection with the purpose of such power of attorney, and hereby agrees to be bound by all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Comercializadora La Pureza de Bebidas, S. de R.L. de C.V. on September 23, 2025.
Signature	Title
/s/ Javier Gerardo Astaburuaga Sanjines Javier Gerardo Astaburuaga Sanjines	Chairman of the Board of Managers
Federico José Reyes García	Vice Chairman of the Board of Managers
/s/ John Murphy John Murphy	Member of the Board of Managers

Signature of Authorized Representative
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., has signed this registration statement in the City of Newark, State of Delaware, on September 23, 2025.
Signature	Title
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States

SIGNATURES OF GRUPO EMBOTELLADOR CIMSA, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, Grupo Embotellador Cimsa, S. de R.L. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on September 23, 2025.
GRUPO EMBOTELLADOR CIMSA, S. DE R.L. DE C.V.
By:
/s/ Camila Lopes Amaral Westin Pereira

Name:
Camila Lopes Amaral Westin Pereira

Title:
Attorney-in-Fact

By:
/s/ Allan Israel Muñoz Parra

Name:
Allan Israel Muñoz Parra

Title:
Attorney-in-Fact

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints any two of Liana Rocío Rodríguez González, Marissa Esquivel Trujillo, Allan Israel Muñoz Parra, Alejandro González Mendívil, Camila Lopes Amaral Westin Pereira and Carmen Beatriz Meza Aragón as its true and lawful attorneys-in-fact, for and in its name, place and stead, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing that may be required or necessary in connection with the purpose of such power of attorney, and hereby agrees to be bound by all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Grupo Embotellador Cimsa, S. de R.L. de C.V. on September 23, 2025.
Signature	Title
/s/ Javier Gerardo Astaburuaga Sanjines Javier Gerardo Astaburuaga Sanjines	Chairman of the Board of Managers
Federico José Reyes García	Vice Chairman of the Board of Managers
/s/ John Murphy John Murphy	Member of the Board of Managers

Signature of Authorized Representative
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Grupo Embotellador Cimsa, S. de R.L. de C.V., has signed this registration statement in the City of Newark, State of Delaware, on September 23, 2025.
Signature	Title
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States

SIGNATURES OF REFRESCOS VICTORIA DEL CENTRO, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, Refrescos Victoria del Centro, S. de R.L. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on September 23, 2025.
REFRESCOS VICTORIA DEL CENTRO, S. DE R.L. DE C.V.
By:
/s/ Camila Lopes Amaral Westin Pereira

Name:
Camila Lopes Amaral Westin Pereira

Title:
Attorney-in-Fact

By:
/s/ Allan Israel Muñoz Parra

Name:
Allan Israel Muñoz Parra

Title:
Attorney-in-Fact

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints any two of Liana Rocío Rodríguez González, Marissa Esquivel Trujillo, Allan Israel Muñoz Parra, Alejandro González Mendívil, Camila Lopes Amaral Westin Pereira and Carmen Beatriz Meza Aragón as its true and lawful attorneys-in-fact, for and in its name, place and stead, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing that may be required or necessary in connection with the purpose of such power of attorney, and hereby agrees to be bound by all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Refrescos Victoria del Centro, S. de R.L. de C.V. on September 23, 2025.
Signature	Title
/s/ Javier Gerardo Astaburuaga Sanjines Javier Gerardo Astaburuaga Sanjines	Chairman of the Board of Managers
Federico José Reyes García	Vice Chairman of the Board of Managers
/s/ John Murphy John Murphy	Member of the Board of Managers

Signature of Authorized Representative
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Refrescos Victoria del Centro, S. de R.L. de C.V., has signed this registration statement in the City of Newark, State of Delaware, on September 23, 2025.
Signature	Title
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States

SIGNATURES OF YOLI DE ACAPULCO, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, Yoli de Acapulco, S. de R.L. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on September 23, 2025.
YOLI DE ACAPULCO, S. DE R.L. DE C.V.
By:
/s/ Camila Lopes Amaral Westin Pereira

Name:
Camila Lopes Amaral Westin Pereira

Title:
Attorney-in-Fact

By:
/s/ Allan Israel Muññoz Parra

Name:
Allan Israel Muñoz Parra

Title:
Attorney-in-Fact

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints any two of Liana Rocío Rodríguez González, Marissa Esquivel Trujillo, Allan Israel Muñoz Parra, Alejandro González Mendívil, Camila Lopes Amaral Westin Pereira and Carmen Beatriz Meza Aragón as its true and lawful attorneys-in-fact, for and in its name, place and stead, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing that may be required or necessary in connection with the purpose of such power of attorney, and hereby agrees to be bound by all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Yoli de Acapulco, S. de R.L. de C.V. on September 23, 2025.
Signature	Title
/s/ Javier Gerardo Astaburuaga Sanjines Javier Gerardo Astaburuaga Sanjines	Chairman of the Board of Managers
Federico José Reyes García	Vice Chairman of the Board of Managers
/s/ John Murphy John Murphy	Member of the Board of Managers

Signature of Authorized Representative
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Yoli de Acapulco, S. de R.L. de C.V., has signed this registration statement in the City of Newark, State of Delaware, on September 23, 2025.
Signature	Title
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States

SIGNATURES OF CONTROLADORA INTERAMERICANA
DE BEBIDAS, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, Controladora Interamericana de Bebidas, S. de R.L. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on September 23, 2025.
CONTROLADORA INTERAMERICANA DE BEBIDAS, S. DE R.L. DE C.V.
By:
/s/ Camila Lopes Amaral Westin Pereira

Name:
Camila Lopes Amaral Westin Pereira

Title:
Attorney-in-Fact

By:
/s/ Allan Israel Muñoz Parra

Name:
Allan Israel Muñoz Parra

Title:
Attorney-in-Fact

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints any two of Liana Rocío Rodríguez González, Marissa Esquivel Trujillo, Allan Israel Muñoz Parra, Alejandro González Mendívil, Camila Lopes Amaral Westin Pereira and Carmen Beatriz Meza Aragón as its true and lawful attorneys-in-fact, for and in its name, place and stead, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing that may be required or necessary in connection with the purpose of such power of attorney, and hereby agrees to be bound by all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Controladora Interamericana de Bebidas, S. de R.L. de C.V. on September 23, 2025.
Signature	Title
/s/ Javier Gerardo Astaburuaga Sanjines Javier Gerardo Astaburuaga Sanjines	Chairman of the Board of Managers
Federico José Reyes García	Vice Chairman of the Board of Managers
/s/ John Murphy John Murphy	Member of the Board of Managers

Signature of Authorized Representative
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the Controladora Interamericana de Bebidas, S. de R.L. de C.V., has signed this registration statement in the City of Newark, State of Delaware, on September 23, 2025.
Signature	Title
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States